PRODUCTION AGREEMENT

THIS AGREEMENT (the “Agreement”) made and effective this eighth day of June 2018 (the “Effective Date”), by and between POLYMATION LLC, a California limited liability company whose principle place of business is 3533 Old Conjeo Road, #106-A, Newbury Park, CA 91320 (“Polymation”), and ACOLOGY, INC., a Florida corporation whose principle place of business is 1620 Commerce St., #A, Corona, CA 92880 (“Acology” and together with Polymation, the “Parties”),

WITNESSETH:

WHEREAS, Acology has acquired all rights and ownership of certain assets from Polymation, Polymation Medical Products LLC, and Mark Hainbach (the “Assets”), pursuant to an Asset Purchase Agreement, dated April 16, 2018, amended on June 8, 2018, by and between Acology and Mark Hainbach (as so amended, the “APA”); and

WHEREAS, Polymation is manufacturing plastic packaging containers patented under U.S. Patent Number US 8,695,906 B2, which has been reissued as U.S. Patent Number US RE 46,408 E (the “Patent”), which it is now selling to D&C Distributors, LLC (“D&C”), the wholly owned subsidiary of Acology (the “Products”) under a Distributorship Agreement, dated August 13, 2014, by and between Polymation and D&C (the “2013 Distributorship Agreement”); and

WHEREAS, the Parties have agreed in the APA to execute and deliver this Agreement,

NOW THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:

1.         Requirements: Subject to the termination of this Agreement as provided for herein, Polymation shall manufacture and provide all Products ordered by Acology, or its designated distributor, D&C.

2.         Minimum Purchase. Acology shall purchase no less than 30,000 Units of the Product from Polymation, per month (the “Minimum Purchase”), prorated for any period less than a month on the basis of a thirty (30) day month. The Minimum Purchase shall increase by 10% on every annual anniversary of the Effective Date. Failure to meet the Minimum Purchase shall be deemed to be a material breach of this Agreement.

3.         Pricing. The price of the Products to be charged to Acology (the “Price”) shall be $____ per unit. Acology and/or its designated distributors are free to set any price for resale of the Products. Polymation may adjust the Wholesale Price every 6 months proportionally with changes in the Consumer Price Index for All Urban Consumers, Los Angeles - Riverside-Orange County (6-Month Percent Change) as published by the United States Bureau of Labor Statistics, based on such Consumer Price Index on the date hereof, effective the first day of the month after the month in which Polymation shall give notice of such adjustment.

4.         Delivery. Polymation shall deliver all orders of Products to D&C at 1620 Commerce St., #A, Corona, CA 92880 or as Acology shall instruct, F.O.B. Polymation’s facility in Newbury Park. Acology shall be responsible for all shipping costs and insurance. Polymation shall not be responsible for any loss occurring after delivery of the Products to Acology’s or D&C’s carrier.

5.         Fulfillment. Polymation’s delivery of Units, plus or minus 5% of the quantities ordered, shall constitute delivery of the order. Nevertheless, Acology shall be obligated to pay only for the amount of Products actually delivered. Delivery dates of Units may vary due to availability of manufacturing materials (resin). Polymation shall not be responsible for delays in delivery of Products caused by unavailability of resin. Polymation will use its best efforts to meet delivery dates in general, however, in the event a delivery date cannot be met, Polymation shall not be not liable for missed schedules, sales, or commitments, made by Acology or D&C, or any resulting actions, claims or damages.

6.         Defects. Acology shall have five (5) days to inspect Products after their receipt at it premises for compliance with its purchase order and shall have ten (10) days such receipt to return any defective or non-conforming Units. Polymation shall have thirty (30) days to repair or replace any defective Units. Polymation shall replace or repair any defective Units returned, without charge.

7.         Payment. Invoices shall be paid within 15 days of shipping. Polymation reserves the right to withhold production and shipping of any orders if outstanding account balances exceed $20,000.00.

8.         Default. Except as otherwise provided for herein, in the event Acology fails or refuses to comply with or perform any covenant, condition or term of this Agreement, Polymation, may in its reasonable judgment deem such failure or refusal a material breach of this Agreement, and in that event, Polymation shall give Acology sixty (60) days’ written notice to cure the default at its address for notice. If the default is not cured within 60 days of the notice mailing date, Polymation may terminate this Agreement with no further notice.

9.         Changes. Any changed or modified Product, or similar new product, requested by Acology, and approved by Polymation, shall be governed by and incorporated into this Agreement. Pricing for any new product shall be as mutually agreed between the Parties.

10.     Force Majeure. Notwithstanding any provision of this Agreement, neither Party shall be considered in breach of this Agreement to the extent that its performance is prevented by an event of force majeure, which shall include, but not be limited to, an Act of God, a substantial and sustained power or utility outage, war, acts of terrorism or other similar catastrophes or hostilities.

11.     Term. Unless the Termination Option, as defined below, is exercised, the term of this Agreement (the “Term”) shall begin on the date hereof and expire on April 30, 2031.

12.     License. Acology grants Polymation a nonexclusive fully paid, royalty-free license to manufacture the Products under the Patent solely for sale to Acology and for no other purpose and without the right to sublicense, which license shall terminate when this Agreement terminates.

13.     Termination Option. Provided that the shares of Acology’s common stock issued to Mark Hainbach pursuant to the APA may be publicly sold under the exemption from registration afforded by Rule 144 promulgated under the Securities Act of 1933, or another exemption from such registration, without any restriction as to volume otherwise than as provided in the APA, Acology may terminate this Agreement upon its payment to Polymation of $400,000.00, less any amount that Mark Hainbach shall agree that he owes to Acology or that he owes to Acology under a final and unappealable judgment (the “Termination Option”).

14.     Turnover of Molds. Upon the expiration the Term or the exercise of the Termination Option, (i) Polymation shall not impede the delivery of the Molds by Mark Hainbach to Acology pursuant to the provisions of the APA and (ii) all obligations of the Parties set forth in this Agreement, other than those in respect of uncompleted orders and unpaid obligations shall terminate.

15.     Termination of 2013 Distributorship Agreement. On the Effective Date, the 2013 Distributorship Agreement shall be terminated, without the action of any party thereto being required, and all obligations of the parties thereto, other than those in respect of uncompleted orders and unpaid obligations shall terminate. By its signature below, D&C shall be deemed to have agreed to said termination, but shall not be a party to this Agreement for any other purpose.

16.     Notice. Any notice to be given to a Party pursuant to this Agreement shall be given by first class mail, postage prepaid at its address set forth above.

17.     Choice of Law and Venue. California law shall govern the interpretation and enforcement of this Agreement notwithstanding any conflict of laws statutes. The proper venue for any legal actions pertaining to this Agreement shall be the County of Ventura, State of California.

18.     Fees and Costs. In the event that either Party initiates any action or arbitration to enforce the provision of this Agreement, or actions in equity, tort or contract, or to collect any money due under the terms of this Agreement, the prevailing party in such action shall be entitled to its reasonable attorney fees and costs, including costs of collection, incurred by that Party in connection with such action.

19.     Headings. The headings used herein are for the convenience of reference only and are not intended to have any independent legal significance or to be used in the construction of this Agreement.

20.     Entire Agreement. This Agreement contains the entire agreement between the Parties regarding the subject matter hereof. All agreements, representations and promises of any Party made to the other Party regarding the subject matter hereof are incorporated herein. This Agreement may not be changed or modified in any way, without the express written and mutual agreement of the Parties.

IN WITNESS WHEREOF, the Parties have signed this Agreement on the date first above written.

ACOLOGY, INC.			D&C DISTIBUTORS, LLC
By:	/s/ Curtis Fairbrother	By:	/s/ Curtis Fairbrother
	Curtis Fairbrother		Curtis Fairbrother
	Chief Executive Officer		Manager
By: Douglas Heldoorn		By:	Douglas Heldoorn
	Douglas Heldoorn		Douglas Heldoorn
	Chief Operating Officer		Manager
POLYMATION LLC
By:	/s/ Mark Hainbach
Mark Hainbach
Manager